Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS FOURTH QUARTER RESULTS

GROSS PROFIT UP 23%; EPS CONTINUES TO RISE; POSITIVE 2025 OUTLOOK

LOUISVILLE, KY (March 27, 2025) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its fourth quarter and full-year ended December 31, 2024.

HIGHLIGHTS

●	The Company’s gross profit for the quarter increased 23.1% from the prior-year period, while gross margin expanded 350 basis points.

●	For the full year, the Company’s gross profit increased 15.3% from the prior year, while gross margin increased 150 basis points.

●

Gross profit for Sypris Technologies surged 41.6% for the quarter and 39.3% for the full year, reflecting favorable exchange rates, improved mix and productivity improvements. Orders for energy products were up 8.6% year-to-date.

●	EPS for the quarter increased $0.06 to $0.01 per diluted share, up from a loss of $0.05 per diluted share for the prior-year period.

●

The Company announced its financial guidance for 2025, projecting revenue between $125-$135 million, gross margin expansion in the range of 150 to 175 basis points, and a forecast of 10-15% increase in gross profit. The revenue outlook partly reflects the conversion of certain shipments from our facility in Mexico to a value-add only sub-maquiladora basis.

“We are pleased with the year-over-year revenue growth at Sypris Technologies, driven by an increase in sales of our energy products during the period,” commented Jeffrey T. Gill, President and Chief Executive Officer. “Orders for our energy products increased during the year, and additional opportunities for growth may exist with new global projects in support of increasing LNG demand including support for the steep increase in electricity demand from data centers to support AI. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.

“Demand from Sypris Technologies customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained relatively stable, with new product line shipments helping to offset the anticipated cyclical decline for the commercial vehicle market. We believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets will help offset some of this decline.

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Sypris Reports 2024 Results

March 27, 2025

“The backlog at Sypris Electronics exceeds $90 million and is expected to support growth through 2025 and beyond. Customer funding has already been secured for a significant portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.”

Fourth Quarter and Full-Year Results

The Company reported revenue of $33.4 million for the fourth quarter ended December 31, 2024, compared to $34.7 million for the prior-year comparable period. The Company reported net income of $0.1 million, or $0.01 per diluted share, compared to a net loss of $1.1 million, or $0.05 per diluted share, for the prior-year period.

For the full-year 2024, the Company reported revenue of $140.2 million compared with $136.2 million for the prior year. The Company reported a net loss of $1.7 million, or $0.08 per share, for 2024 compared with a net loss of $1.6 million, or $0.07 per diluted share, for the prior year.

Sypris Technologies

Revenue for Sypris Technologies was $19.5 million in the fourth quarter of 2024 compared to $19.0 million for the prior-year period, reflecting strong energy shipments during the period, partially offset by the anticipated cyclical decline in the commercial vehicle market. Gross profit for the fourth quarter of 2024 was $4.4 million, or 22.5% of revenue, compared to $3.1 million, or 16.3% of revenue, for the same period in 2023. Gross profit for the fourth quarter of 2024 benefited from a favorable mix and favorable exchange rates.

Sypris Electronics

Revenue for Sypris Electronics was $13.9 million in the fourth quarter of 2024 compared to $15.7 million for the prior-year period. Material delays and supplier quality issues caused a temporary delay in shipments for the period. Gross profit for the fourth quarter of 2024 was $1.0 million, or 7.1% of revenue, compared to $1.3 million, or 8.1% of revenue, for the same period in 2023 primarily due to the lower revenue, an unfavorable mix and additional labor and overhead costs incurred on programs that recently ramped production.

Outlook

Commenting on the future, Mr. Gill added, “Demand from customers serving the markets for electronic warfare, aircraft and missile avionics, secure and subsea communications, and ground-based radar remain robust, while the outlook for the energy market continues to move in the right direction. Similarly, demand from customers serving the automotive, commercial vehicle and sport utility markets remains healthy despite the anticipated cyclical decline in the commercial vehicle market.

“With a strong backlog, new program wins, and continued long-standing contractual relationships in place, we are confident 2025 has the potential to be very positive for Sypris. While we anticipate a modest decline in revenue reported resulting from the conversion of certain shipments from Mexico to the U.S. into a sub-maquiladora, and the cyclical decrease in production volumes in the commercial vehicle market, we expect the combined strength of our backlog for Sypris Electronics and increasing orders for our energy products to largely serve as an offset. Additionally, we expect to achieve gross margin expansion in the range of 150 to 175 basis points, with gross profit expected to grow 10-15% in 2025.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

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Sypris Reports 2024 Results

March 27, 2025

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of proposed or imposed tariffs by the U.S. government on imports to the U.S. and/or the imposition of retaliatory tariffs by foreign countries; the termination or non-renewal of existing contracts by customers; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; our reliance on a few key customers, third party vendors and sub-suppliers; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports 2024 Results

March 27, 2025

SYPRIS SOLUTIONS, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2024	2023
	(Unaudited)
Revenue	$33,449	$34,735
Net income (loss)	$135	$(1,079)
Income (loss) per common share:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)
Weighted average shares outstanding:
Basic	22,137	21,938
Diluted	22,390	21,938

	Year Ended
	December 31,
	2024	2023
	(Unaudited)
Revenue	$140,180	$136,223
Net loss	$(1,680)	$(1,596)
Loss per common share:
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)
Weighted average shares outstanding:
Basic	22,043	21,876
Diluted	22,043	21,876

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Sypris Reports 2024 Results

March 27, 2025

Sypris Solutions, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$19,547	$19,025	$75,207	$77,920
Sypris Electronics	13,902	15,710	64,973	58,303
Total net revenue	33,449	34,735	140,180	136,223
Cost of sales:
Sypris Technologies	15,154	15,922	62,383	68,712
Sypris Electronics	12,909	14,436	57,907	50,263
Total cost of sales	28,063	30,358	120,290	118,975
Gross profit:
Sypris Technologies	4,393	3,103	12,824	9,208
Sypris Electronics	993	1,274	7,066	8,040
Total gross profit	5,386	4,377	19,890	17,248
Selling, general and administrative	4,087	4,660	16,963	16,279
Operating income (loss)	1,299	(283)	2,927	969
Interest expense, net	216	246	1,684	777
Other expense, net	436	342	1,217	1,125
Income (loss) before taxes	647	(871)	26	(933)
Income tax expense, net	512	208	1,706	663
Net income (loss)	$135	$(1,079)	$(1,680)	$(1,596)
Income (loss) per common share:
Basic	$0.01	$(0.05)	$(0.08)	$(0.07)
Diluted	$0.01	$(0.05)	$(0.08)	$(0.07)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	22,137	21,938	22,043	21,876
Diluted	22,390	21,938	22,043	21,876

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Sypris Reports 2024 Results

March 27, 2025

Sypris Solutions, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	December 31,
	2024	2023
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$9,675	$7,881
Accounts receivable, net	10,593	8,929
Inventory, net	66,680	77,314
Other current assets	11,070	9,743
Total current assets	98,018	103,867
Property, plant and equipment, net	13,299	17,133
Operating lease right-of-use assets	3,749	3,309
Other assets	4,310	5,033
Total assets	$119,376	$129,342
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,428	$26,737
Accrued liabilities	57,639	56,232
Operating lease liabilities, current portion	906	1,068
Finance lease obligations, current portion	1,507	1,327
Equipment financing obligations, current portion	481	618
Working capital line of credit	500	500
Total current liabilities	79,461	86,482

Operating lease liabilities, net of current portion	3,251	2,642
Finance lease obligations, net of current portion	735	1,852
Equipment financing obligations, net of current portion	852	1,333
Note payable - related party, net of current portion	8,986	6,484
Other liabilities	6,510	8,082
Total liabilities	99,795	106,875
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,041,523 shares issued and 23,020,010 outstanding in 2024 and 22,465,484 shares issued and 22,459,649 outstanding in 2023	230	224
Additional paid-in capital	156,980	156,242
Accumulated deficit	(118,612)	(116,932)
Accumulated other comprehensive loss	(19,017)	(17,067)
Treasury stock, 21,513 in 2024 and 5,835 in 2023	-	-
Total stockholders’ equity	19,581	22,467
Total liabilities and stockholders’ equity	$119,376	$129,342

Note: The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports 2024 Results

March 27, 2025

Sypris Solutions, Inc.

Consolidated Cash Flow Statements

(in thousands)

	Year Ended
	December 31,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,680)	$(1,596)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,181	3,259
Deferred income taxes	232	54
Stock-based compensation expense	868	813
Deferred loan costs amortized	8	3
Provision for excess and obsolete inventory	593	(167)
Non-cash lease expense	1,160	942
Other noncash items	414	(56)
Contributions to pension plans	(712)	(16)
Changes in operating assets and liabilities:
Accounts receivable	(1,826)	(1,096)
Inventory	9,129	(34,693)
Prepaid expenses and other assets	(1,934)	(1,105)
Accounts payable	(8,163)	8,984
Accrued and other liabilities	734	13,585
Net cash provided by (used in) operating activities	2,004	(11,089)
Cash flows from investing activities:
Capital expenditures	(1,083)	(2,139)
Proceeds from sale of assets	24	-
Net cash used in investing activities	(1,059)	(2,139)
Cash flows from financing activities:
Proceeds from equipment financing obligations	430	710
Proceeds from working capital line of credit	-	500
Proceeds from Note Payable - related party	2,500	2,500
Principal payments on finance lease obligations	(1,366)	(1,168)
Principal payments on equipment financing obligations	(618)	(551)
Principal payments on Note Payable - related party	-	(2,500)
Indirect repurchase of shares for minimum statutory tax withholdings	(126)	(105)
Net cash provided by (used in) financing activities	820	(614)
Effect of exchange rate changes on cash balances	29	75
Net increase (decrease) in cash and cash equivalents	1,794	(13,767)
Cash and cash equivalents at beginning of period	7,881	21,648
Cash and cash equivalents at end of period	$9,675	$7,881

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